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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into this 1st day of October, 2000, between Atlantic Premium Brands, Ltd., a Delaware corporation ("APB") and Merrick M. Elfman ("MME").

                                    RECITALS

         WHEREAS, APB is engaged in the business (the "BUSINESS") of the manufacture and sale of branded meat products and the wholesale distribution of processed meats; and

         WHEREAS, MME is skilled and experienced in the Business;

         WHEREAS, APB desires to employ MME and recognizes that certain inducements must be offered to MME in order for APB to retain MME's services;

         WHEREAS, MME and APB are desirous of entering into an agreement providing for the employment by APB of MME on the terms provided herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises contained herein, the parties agree as follows:

         1. Employment. APB hereby agrees to employ MME and MME hereby accepts employment by APB, subject to the terms and conditions set forth in this Agreement.

         2. Term of Employment. The initial term of this Agreement (the "INITIAL TERM") shall commence as of October 1, 2000 and shall continue in effect until April 30, 2002. The period from October 1, 2000 to the date of this Agreement's expiration or sooner termination shall be deemed the "EMPLOYMENT PERIOD." After the Initial Term, this Agreement shall automatically extend for additional one
(1) year periods commencing on May 1, 2002, and each May 1 thereafter, unless and until terminated by written notice given by either party to the other three
(3) months prior to each applicable termination date.

         3. Title and Duties. During the Employment Period, MME's title shall be Chairman and he shall possess such powers and duties as are normally incident to such position, as provided in the by-laws of APB or in accordance with the Delaware General Corporation Law, subject to the direction of APB's Board of Directors (the "BOARD"). MME shall justly and faithfully discharge his duties and responsibilities in a diligent manner, devoting such time and attention to the affairs of APB as he shall reasonably determine to be necessary and appropriate, and shall comply with the reasonable rules, regulations and policies of APB.
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         4. Compensation. Subject to the following provisions of this Agreement, during the Employment Period, MME shall be compensated for his services as follows:

                  (a) Sign On Bonus. In consideration of executing this Agreement, APB shall pay to MME $42,500, concurrently with the execution hereof; and

                  (b) Salary. APB shall pay to MME during the Initial Term a salary at the rate of $115,000 per year, payable in accordance with APB's normal payroll periods, less normal payroll deductions. The salary shall increase 5% at the end of the Initial Term (if this Agreement has not been terminated) and on each May 1 thereafter (until terminated). Furthermore, APB shall reimburse MME for all expenses necessarily and reasonably incurred by MME in connection with his duties, upon request therefore with appropriate back-up documentation. All amounts due hereunder shall become immediately due and payable in the event that APB is, or substantially all of APB's assets are, sold, or APB is taken private or there is a change of control of APB.

                  (c) Post-Termination Obligations. APB shall continue to be obligated to pay the salary to MME during the entire Initial Term, irrespective of whether MME's employment with APB is terminated prior to the end of the Initial Term, regardless of the reason for such termination.

                  (d) Benefit Plans. During the Employment Period, MME shall be entitled to immediately and fully participate in any retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by APB or any subsidiary of APB for its executive employees (the "BENEFIT PLANS"). MME's participation in the medical Benefit Plans shall include coverage for his spouse and dependents. The Benefit Plans are subject to change from time to time at the sole discretion of the Board, provided that in any such event, APB shall provide a substitute plan or other form of compensation that provides substantially the same or greater benefits as then enjoyed by MME and his spouse and dependents, as applicable.

         5. Termination. This Agreement may only be terminated by MME prior to the end of the Initial Term, or by MME's death or disability, and after the Initial Term by either party giving the three month notice provided for in the last Section 2 hereof. Any such termination shall not affect APB's obligation to pay all amounts and provide all benefits provided for in this Agreement during the Initial Term (and any extension thereof).

         6. Effect of Termination. Notwithstanding anything to the contrary contained herein, should MME's employment with APB be terminated for any reason whatsoever, APB (on behalf of itself and its directors, officers, employees and agents) and MME agree that they will not, under any circumstances, disparage, criticize or denigrate the talents, skills, prospects, products, abilities, integrity or character of MME, APB, its management, directors, employees, agents or representatives (including those of APB's affiliates). MME further agrees that he will not, at any time after the date hereof and without the other's written consent, contact any past, present or prospective customer, supplier, employee, employer or agent or representative of APB with the intent or purpose of injuring the reputation, business or business relationships of APB. The provisions of this Section shall survive the execution and termination hereof, irrespective of the reason for such termination.


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         7. Restrictive Covenants. MME hereby agrees:

                  (a) Non-disclosure. MME acknowledges that he has been and will be entrusted with trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the business of APB and its predecessors and subsidiaries (for purposes of this Section 7, APB shall include its predecessors and subsidiaries), whether now existing or to be developed or created after the date of this Agreement (collectively, "TRADE SECRETS"). MME shall at all times during the Employment Period and thereafter hold in strictest confidence any and all Trade Secrets that may have come or may come into his possession or within his knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of APB or its affiliates and their predecessors. MME agrees that neither he nor any person or enterprise controlled by him will for any reason directly or indirectly, for himself or for the benefit of any other person, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets owned or used by, or licensed to, APB or any of its affiliates or otherwise relating to APB or its business, provided that MME may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that MME shall give APB notice of such order and any court pleading requesting such disclosure, in order to provide APB with an opportunity to prevent such disclosure or procure an appropriate protective order.

                  (b) Customers. MME acknowledges that customer accounts of APB and its predecessors are and will at all times be the sole and separate property of APB, in which MME has no rights whatsoever, and all activities of or work performed by MME pursuant hereto or as an employee of APB or its predecessors have been and in the future will be performed for the benefit of APB and the goodwill resulting from MME's efforts is and at all times will be the sole and separate property of APB, which goodwill is intended to be protected, in part, by this Section.

                  (c) Non-Solicitation. MME agrees that from the commencement date of the Employment Period and continuing for a period of two years following the termination of the Employment Period for whatever reason, neither he nor any person or enterprise controlled by him will solicit or hire or contract with, for employment, consulting or any other reason, any director, officer, shareholder, department head, salesman and each of their assistants who was employed by APB or its predecessors at any time within one year prior to the time of the act of solicitation or hire.

                  (d) Non-Competition. MME agrees that from the commencement date of the Employment Period and continuing for a period of two years following the termination of the Employment Period for whatever reason, neither he or any person or enterprise controlled by him will become a stockholder, director, officer, agent, employee or representative of or consultant to a corporation or member of a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage directly or indirectly in any enterprise which competes with APB in any business in which APB is engaged (whether or not such business is subsequently carried on by APB) in any geographic territory in which APB does business on the date the Employment Period ends; provided, however, that the foregoing shall not prohibit the ownership of less than two percent (2%) of the outstanding shares of the stock of any company engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market.


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                  (e) Survival. The provisions of this Section shall survive the termination of this Agreement and MME's employment with APB, irrespective of the reason therefor.

         8. Remedies. If, at any time, MME violates or threatens to violate to any material extent the covenants set forth in Section 7, APB shall have the right to seek injunctive relief or any other appropriate equitable remedy in any federal or state court sitting in the City of Chicago, Illinois, notwithstanding the arbitration obligations set forth in Section 16, below, provided, however, that the applicable time periods set forth in Sections 7(c) and (d) will be tolled pending the final resolution of any such action that is actually filed by APB. MME acknowledges that APB would be irreparably injured by a violation of
Section 7.

         9. Amendment and Termination. This Agreement may not be amended or otherwise modified, except in a definitive writing signed by the parties hereto.

         10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if given in writing and personally delivered or sent by registered or certified mail, return receipt requested, or by facsimile, telegram or telex followed by a confirmation letter sent by registered or certified mail, return receipt requested, addressed as follows:

                  If to APB:       Atlantic Premium Brands, Ltd.
                                   650 Dundee Road, Suite 370
                                   Northbrook, Illinois 60062
                                   Attention: Chief Executive Officer
                                   Facsimile: (847) 480-0199

                  If to MME:       650 Dundee Road, Suite 370
                                   Northbrook, Illinois 60062
                                   Facsimile: (847) 480-0199

                  With a copy in
                  either case to:  c/o Sterling Capital, Ltd.
                                   650 Dundee Road, Suite 370
                                   Northbrook, Illinois 60062
                                   Attention: General Counsel
                                   Facsimile: (847) 480-0199

         11. Non-assignment. The interests of MME under this Agreement are unique and of a personal service nature, are not subject to the claims of his creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.

         12. Successors. Subject to the last sentence of Section 4(b) hereof, this Agreement shall be binding upon, and inure to the benefit of, APB and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of APB's assets and business.


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         13. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be. Should this Agreement, or any one or more of its provisions hereof, be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision or provisions shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

         14. Entire Agreement; Cancellation. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements, and understandings between the parties relating to the subject matter hereof.

         15. Resolution of Disputes. Except as provided in Section 8 above, any dispute arising out of, connected with, related or incidental to this Agreement and the documents or instruments delivered in connection herewith, shall be submitted to arbitration in accordance with the terms of this Section. The party who is alleging that a dispute exists (the "Complainant") shall send a notice of such dispute to the other party (the "Respondent"), which notice shall set forth in detail the dispute, the parties involved and the position of the Complainant with respect thereto. The notice shall also include a list of five retired judges selected through JAMS-Endispute, Inc. ("JAMS"), 70 West Madison, Chicago, Illinois. Within seven days of receiving such notice, the Respondent shall either accept one of the judges on the list and so inform the Complainant or deliver via facsimile to the Complainant a list of five judges selected by the Respondent from the panel at JAMS. If the Respondent rejects the judges on the Complainant's list and delivers to Complainant its own list of judges, Complainant, within seven days of receiving Respondent's list, shall inform Respondent as to whether it will accept one of the judges on Respondent's list.

         Should the parties be unable to agree on an arbitrator, then Complainant shall request that JAMS furnish a list of ten names of available judges to each party. Within seven days of JAMS's mailing of the list, the parties shall meet telephonically to designate an arbitrator. Respondent shall first strike one name from the list and then Complainant shall strike one name. Thereafter, Respondent and Complainant shall alternately strike names from the list until one name remains. The last remaining judge on the list shall be designated as the arbitrator for this action.

         The arbitrator so selected shall schedule a hearing in Chicago on the disputed issues within 45 days after his appointment, and the arbitrator shall render his decision after the hearing, in writing, as expeditiously as is possible, and shall be delivered to the parties. The arbitrator shall render his decision based on written materials supplied by the parties to the arbitrator as well as the respective oral presentations of the parties at the hearing, and no party shall be entitled to discovery in such matter, except for a single request for documents to be made within ten days after the request for arbitration, which if not made within such time period shall be deemed waived. Each party shall supply a copy of any written materials to be submitted to the arbitrator at least ten days prior to the


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scheduled hearing. The parties agree that the arbitrator shall not have any power or authority to award punitive damages. A default judgment may be entered against any party who fails to appear at the arbitration hearing. Such decision and determination shall be final and unappealable and shall be filed as a judgment of record in any jurisdiction designated by the successful party. All charges and fees charged by JAMS and/or the arbitrator (whether demanded in advance or at completion of the proceedings) shall be shared equally by each side. However, all such charges and fees, as well as any other taxable costs, may be allocated between the respective sides by the arbitrator as a part of any award herein. The parties hereto agree that this paragraph has been included to rapidly and inexpensively resolve any disputes between them with respect to the matters described above, and that this paragraph shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters. The parties agree that any arbitration shall be governed by and pursuant to the Illinois Uniform Arbitration Act, as amended, and the rules and regulations promulgated thereunder.

         16. Insurance. APB may, at its election and for its benefit, insure MME against disability, accidental loss or death and MME shall submit to such physical examinations and supply such information as may be required in connection therewith.

         17. No Conflicting Agreements. MME represents and warrants that he is not a party to any agreement, contract or understanding, of any kind, that would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions hereof.

         18. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original agreement of the parties hereto.

         19. Governing Law. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Illinois without regard to principles of conflicts of law.

         20. Consent to Jurisdiction. The parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of Illinois located in the City of Chicago and to the jurisdiction of the United States District Court for the Northern District of Illinois for the purpose of bringing any action that may be brought in connection with the provisions hereof and shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such party by regular or certified mail to the address of such party set forth herein or to any subsequent address to which notices shall be sent.

                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, MME has set his hand to this Employment Agreement, and APB has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


ATLANTIC PREMIUM BRANDS, LTD.




By:  /s/ ALAN F. SUSSNA                              /s/ MERRICK M. ELFMAN
     -------------------------                       -------------------------
     Alan F. Sussna, President                       Merrick M. Elfman


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